EXHIBIT 99.1
For Immediate Release
October 16, 2024
Carlyle Secured Lending, Inc. Schedules Earnings Release and Quarterly Earnings Call to Discuss its Financial Results for the Third Quarter Ended September 30, 2024
New York – Carlyle Secured Lending, Inc. (“Carlyle Secured Lending”) (NASDAQ: CGBD) will host a conference call at 11:00 a.m. EST on Wednesday, November 6, 2024 to announce its financial results for the third quarter ended September 30, 2024. A news release containing the quarterly results will be issued on Tuesday, November 5, 2024.
The conference call will be available via public webcast via a link on Carlyle Secured Lending’s website at carlylesecuredlending.com and will also be available on the website soon after the call’s completion.
About Carlyle Secured Lending, Inc.
Carlyle Secured Lending, Inc. is a publicly traded (NASDAQ: CGBD) business development company (“BDC”) which began investing in 2013. The Company focuses on providing directly originated, financing solutions across the capital structure, with a focus on senior secured lending to middle-market companies primarily located in the United States. Carlyle Secured Lending is externally managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and wholly owned subsidiary of Carlyle.
Web: carlylesecuredlending.com
About Carlyle
Carlyle (“Carlyle,” or the “Adviser”) (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $435 billion of assets under management as of June 30, 2024, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 2,200 people in 29 offices across four continents. Further information is available at www.carlyle.com. Follow Carlyle on LinkedIn and X.
Contacts:

Investors:	Media:
Nishil Mehta	Kristen Greco Ashton
+1-212-813-4900	+1-212-813-4763
publicinvestor@carlylesecuredlending.com	kristen.ashton@carlyle.com